EXHIBIT 10.116
                       ELECTROSOURCE, INC.
                      CONSULTING AGREEMENT

                             95C-078

           THIS CONSULTING AGREEMENT (the "Agreement"), made effective the 1st day of December, 1995, is between Electrosource, Inc., a Delaware corporation, having principal offices at 3800-B Drossett Drive, Austin, Texas 78744-1131, U.S.A. ("Electrosource") and, William Griffin, (Consultant) having principal place of business at 10938 Blue Roan Road, Oakton, Virginia 22124.

                      W I T N E S S E T H:

      WHEREAS, Consultant has knowledge and experience in sales and marketing of battery technology; and

     WHEREAS, Electrosource desires the assistance of Consultant for sales and marketing.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

     Electrosource and Consultant, intending to be legally bound, agree as follows:

     1.    Term.   Electrosource  hereby  engages  Consultant  as
     independent contractor for a term commencing on December 1, 1995, and ending on March 31, 1996.

           Electrosource shall have the right to extend this Agreement by written notification in accordance with one of the following (as mutually agreed): the same rate of compensation provided for in Section 3 by written notice not less than two weeks prior to the last day of the initial term of this Agreement or Amendment to same; a non-retainer daily rate; or as a $1.00 per year Consultant.

           Electrosource may cancel this Agreement at its sole discretion with thirty (30) days advance written notice to Consultant. Electrosource's sole liability will be for hours worked at the rate specified, and for reasonable travel or business expenses incurred in accordance with
     Section 4.

           Notwithstanding any other provision of this Agreement, if Consultant breaches any of its provisions, Electrosource may terminate this Agreement immediately upon written notice to Consultant.

           Upon termination of this Agreement in accordance with any of its provisions, Electrosource shall have no obligation to make further payments to Consultant for services performed after notice is received by Consultant. Notice may be hand carried or sent by certified mail. Notice is effective upon receipt or within five days of mailing, whichever is earlier.

     2.   Duties.   Consultant shall use his best efforts to assist
     Electrosource with respect to all matters pertaining to sales and marketing as directed by the President and CEO. Consultant shall not, during the term of this Agreement, accept any other engagement as consultant, or enter into any employment relationship, with respect to which any portion of his duties would entail assisting any other entity in the field of battery sales and marketing. Consultant is engaged and shall be available on a full time basis to perform his
     duties   hereunder.   Such  consulting  services  shall   be
     provided   either   at  the  offices  of  Electrosource   or
     Consultant, or at such other locations as Electrosource shall direct.

     3. Compensation. As full compensation for the services which Consultant renders to Electrosource under this Agreement, Electrosource shall pay to Consultant Twelve Thousand and NO/100 Dollars ($12,000.00) per month. Invoices Consultant submits to Electrosource for services rendered shall include the heading "a professional consulting firm (or individual)." In addition, the Compensation/Stock Option Committee is expected to make a grant of 30,000 shares to Consultant under the terms and conditions of the 1993 Non-Employee Consultant Stock Option Plan.

     4. Expenses. Electrosource shall reimburse Consultant for all proper and reasonable expenses incurred by him pursuant to Consultant's consulting duties. Such expenses may include necessary actual expenses of out-of-town travel, communications, hotel accommodations, meals and the like, provided that Consultant shall keep and provide Electrosource an accurate and complete accounting of all such expenses so incurred, and shall obtain Electrosource's prior written consent to any such expenses. Reimbursement of expenses will be issued within ten (10) days of receipt of complete accounting of same.

     5. Confidential and Proprietary Information. The parties agree that from time to time during performance of this Agreement confidential or proprietary technical or business information may be provided either orally or in written form to Consultant or may be developed by Consultant in the course of his duties. Consultant shall keep confidential all such information and safeguard same from disclosure or use by any unauthorized individuals for any purpose other than in performance of this Agreement.

           In event of termination or cancellation of this Agreement for any reason whatsoever, Consultant agrees promptly to deliver to Electrosource all written information of any sort made available to Consultant or created by it under the terms of this Agreement.

           Work product created by Consultant shall become the confidential proprietary property of Electrosource. Consultant agrees to treat such work product in the same manner as confidential proprietary information of Electrosource. Consultant agrees that any remedy at law would be inadequate or a violation of this provision; consequently, Consultant agrees that Electrosource is entitled to obtain an injunction against Consultant's disclosure of any confidential proprietary information.

           Neither expiration of this Agreement nor its earlier termination for any reason shall release Consultant from its obligations under this Section 5.

     6. Classified Information. Except in connection with authorized visits, classified material shall not be possessed by the Consultant off the premises of the Company. The Company shall not furnish classified material to the Consultant at any other location than the premises of the Company and performance of the consulting services by the Consultant shall be accomplished at the premises of the Company; and classification guidance will be provided by the Company.

           The Consultant and his certifying employees shall not disclose classified information to unauthorized persons.

           Electrosource  shall brief the Consultant  as  to  the
     security   controls   and  procedures  applicable   to   the
     Consultant's performance.

     7. Works of Authorship and Inventions. Consultant shall convey to Electrosource all rights to each work of authorship, whether or not patentable, which is conceived, developed, written, or reduced to practice by Consultant in performing the requirements of this agreement. Consultant agrees to execute all necessary patent and copyright applications, assignments and other instruments at Electrosource's expense and to give all lawful and proper testimony in aid of Electrosource obtaining and maintaining in its name full and complete patent protection on any such invention. Before final payment is made under this Agreement, Consultant shall furnish Electrosource complete information with respect to any invention and all work product subject to this Section.

          Consultant hereby irrevocably appoints each officer and director of Electrosource as his attorney-in-fact for purposes of filing any applications or assignments necessary to properly reflect the sole ownership by Electrosource of any invention or work of authorship subject to this Section.

     8. Assignment and Subcontracting. Neither this Agreement nor its performance, either in whole or in part, shall be assigned or subcontracted by Consultant to a third party
     without,  in  each  case,  the  prior  written  consent   of
     Electrosource.

     9.   No Conflicts.  Consultant represents and warrants that:

          (a) He has full authority to enter into this Agreement and to perform his obligations hereunder; and

          (b) Performance by Consultant of his obligations hereunder will not be in conflict with any other of his obligations.

           Consultant shall advise Electrosource's President and CEO or Vice President and General Counsel of all clients under similar agreement to him within five (5) days after execution of this Agreement. Consultant shall not contract for additional clients without first having notified Electrosource in writing.

           Notwithstanding any other provision of this Agreement, Electrosource shall have the right to terminate this Agreement if, in Electrosource's sole opinion, a conflict of interest rises or may arise between Consultant's representation of Electrosource and its representation of its other clients. Such termination shall become effective upon five (5) days written notification by Electrosource.

     10. Independent Contractor. Consultant's relationship to Electrosource shall be solely to provide personal services on an independent contractor basis. In this capacity, Consultant will not be a regular employee of Electrosource and will not be entitled to worker's compensation coverage, unemployment insurance, or any other type or form of insurance or benefit normally provided by Electrosource for its employees, and Electrosource will not be responsible for withholding federal income or social security taxes from the fees paid to Consultant. The Consultant will be solely responsible for reporting and paying all federal, state and local taxes arising from his performance of this agreement. The consultant is generally free to perform the services hereunder in any manner desired, subject to satisfactory completion of the subject task.

     11. Notice. A notice communicated to Electrosource shall be sent to James M. Rosel, Vice President and General Counsel, Electrosource, Inc., 3800-B Drossett Drive, Austin, TX 78744-1131, or to such other place or places as
     Electrosource by notice in writing shall specify. Any notice to be served shall be deemed to be served if the same be sent by registered or certified mail through the United States mail, addressed to the party on which service is to be effected at the address stated in the immediately preceding sentences and shall be deemed to have been received on the day indicated on the return receipt relating thereto.

     12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Electrosource, and to the successors and assigns of Consultant.

     13. Modification. This Agreement supersedes all prior agreements or understandings between Consultant and Electrosource relating to the subject matter hereof, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless reduced to writing and signed by duly authorized officers of Electrosource and by Consultant.

     14. Construction. This Agreement shall be construed in accordance with the laws of the State of Texas. Consultant hereby submits to the continuing jurisdiction of the laws and the courts of the State of Texas in the prosecution of any interpretation or dispute under or arising out of this Agreement. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such judgment shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion to be held invalid, unenforceable or void shall, if possible be deemed amended or reduced in scope or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.


     IN WITNESS WHEREOF, this Agreement is dated and is effective the date and year first above written.

ELECTROSOURCE, INC.


By:        /s/                    By:       /s/
   James M. Rosel                    William Griffin
   Vice President, General Counsel   Consultant

Date:     January 2, 1996         Date:    December 21, 1995

                                   SOCIAL SECURITY NUMBER OR
                                   FEDERAL IDENTIFICATION NUMBER:

                                   ###-##-####